STOCK PURCHASE AND SUBSCRIPTION AGREEMENT
                    -----------------------------------------

THIS STOCK PURCHASE AND SUBSCRIPTION AGREEMENT, dated as of April, 1999, is by and among CTI Acquisition Corporation, a Washington corporation ("Purchaser"), Upgrade International Corporation, a Nevada corporation ("Upgrade"), and Centurion Technologies, Incorporated ("Centurion" or the "Company"), John A. French ("French" or a "Shareholder"), Robert D. Highley, MD ("RHighley" or a "Shareholder"), Dale D. Smith ("Smith" or a "Shareholder"), David J. Lee ("Lee" or a "Shareholder"), Edward P. Rich ("Rich" or a "Shareholder"), Brandon Gary ("Gary" or a "Shareholder"), Perry B. Highley ("PHighley" or a "Shareholder"), James Feely ("Feely" or a "Shareholder"), Celia Gainer ("Gainer" or a "Shareholder"), Ron Coulter ("Coulter" or a "Shareholder"), Catharine Peters ("CPeters" or a "Shareholder"), Gilbert Peters ("GPeters" or a "Shareholder"), Kari J. Vitkainen ("Vitkainen" or a "Shareholder"), John Springett ("Springett" or a "Shareholder"), Jon Fleming ("Fleming" or a "Shareholder"), and Cardiac
Dimensions,  Inc.,  a                 corporation  ("Cardiac  Dimensions"  or  a
                      ---------------
"Shareholder," and with French, RHighley, Smith, Lee, Rich, Gary, PHighley, Feely, Gainer, Coulter, CPeters, GPeters, Vitkainen, Springett, and Fleming, the "Shareholders").

                                    RECITALS
                                    --------

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company; and

     WHEREAS, the Shareholders and Abacus Capital L.L.C. ("Abacus") have entered into a Letter of Intent dated September 23, 1998 (the "Letter of Intent"), with respect to the acquisition by Abacus or its assigns of 60% of the issued and outstanding stock of the Company; and

     WHEREAS, Abacus has assigned its rights under the Letter of Intent to Upgrade pursuant to a letter agreement between Abacus and Upgrade dated January 22, 1999 (the "Assignment Letter"), pursuant to which Upgrade, through the Purchaser, its wholly-owned subsidiary, intends to acquire 50% of the issued and outstanding shares of stock of the Company and Abacus will acquire 10% (or such lesser amount as shall be agreed by Abacus and the Shareholders) of the total issued and outstanding shares of stock of the Company, upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Shareholders desire that the Purchaser and Abacus enter into the transactions contemplated herein, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.     DEFINITIONS.
            -----------

     "Adverse  Consequences"  means  all  charges,  complaints,  actions, suits,
      ---------------------
proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

     "Affiliate"  has  the  meaning  set  forth in Rule 12b-2 of the regulations
      ---------
promulgated  under  the  Securities  Exchange  Act  of  1934,  as  amended.

     "Affiliated  Group"  has  the  meaning  set  forth  in  Code  Sec. 1504(a).
      -----------------

     "Applicable  Rate"  means  the  announced prime rate in effect from time to
      ----------------
time  at  Bank  of  America  or  any  successor  thereto.

     "Basis"  means  any  past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Purchaser"  has  the  meaning  set  forth  in  the  preface  above.
      ---------

     "Closing"  has  the  meaning  set  forth  in  Sec.  3(a)  below.
      -------

     "Closing  Date"  has  the  meaning  set  forth  in  Sec.  3(a)  below.
      -------------

     "Code"  means  the  Internal  Revenue Code of 1986, as amended from time to
      ----
time.

     "Company"  has  the  meaning  set  forth  in  the  preface  above.
      -------

     "Company Share" means any share of capital stock of the Company acquired by
      -------------
Purchaser  hereunder.

     "Confidential  Information"  means  any information concerning the business
      -------------------------
and  affairs  of  the  Company  which  is  proprietary  to  the  Company.

     "Disclosure  Schedule"  has  the  meaning  set  forth  in  Sec.  4  below.
      --------------------

     "Employee  Benefit  Plan" means a qualified defined contribution retirement
      -----------------------
plan or arrangement, which is a Code Section 401(k) Plan or a Company, or Sellers provided retirement plan.

     "Employee  Pension  Benefit  Plan"  has the meaning set forth in ERISA Sac.
      --------------------------------
3(2).

     "Employee  Welfare  Benefit  Plan"  has the meaning set forth in ERISA Sec.
      --------------------------------
3(1).

     "ERISA"  means  the  Employee  Retirement  Income  Security Act of 1974, as
      -----
amended.

     "Extremely  Hazardous  Substance"  has the meaning set forth in Sec. 302 of
      -------------------------------
the  Emergency  Planning  and  Community  Right-to-Know  Actor 1986, as amended.

     "Fiduciary"  has  the  meaning  set  forth  in  ERISA  Sec.  3(21).
      ---------

     "Financial  Statement"  has  the  meaning  set  forth  in  Sec.  4h  below.
      --------------------

     "GAAP"  means  United States generally accepted accounting principles as in
      ----
effect  from  time  to  time.

     "Indemnified  Party"  has  the  meaning  set  forth  in  Sec.  9  below.
      ------------------

     "Indemnifying  Party"  has  the  meaning  set  forth  in  Sec.  9  below.
      -------------------

     "Intellectual  Property"  means  all  (a)  trademarks, service marks, trade
      ----------------------
dress, Iogos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations, and applications for registration thereof, (c) mask works and registrations, and applications for registration thereof, (d) computer software, data, and documentation, (e) trade secrets and confidential business information (including ideas, formulas, compositions, Inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development, information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge  or  Known"  means what a reasonable person would or should know
      --------------------
after  reasonable  investigation  and  due  inquiry  with  respect  thereto.

     "Liability"  means  any  liability, Known or unknown at the time of Closing
      ---------
(whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most  Recent  Balance  Sheet" means the balance sheet dated March 31, 1999
      ----------------------------
contained  within  the  Most  Recent  Financial  Statements.

     "Most  Recent  Financial  Statements"  has the meaning set forth in Sec. 4h
      -----------------------------------
below.

     "Most  Recent Fiscal Month End" has the meaning set forth in Sec. 4h below.
      -----------------------------

     "Most  Recent  Fiscal Year End" has the meaning set forth in Sec. 4h below.
      -----------------------------

     "Multi-employer  Plan"  has  the  meaning  set  forth  in ERISA Sac. 3(37).
      --------------------

     "Ordinary  Course  of  Business"  means  the  ordinary  course  of business
      ------------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Parties"  has  the  meaning  set  forth  in  the  preface  above.
      -------

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation.
      ----

     "Prohibited  Transaction"  has  the meaning set forth in ERISA Sec. 406 and
      -----------------------
Code  Sec.  4975.

     "Purchase  Price"  has  the  meaning  set  forth  in  Sec.  2(b)  below.
      ---------------

     "Reportable  Event"  has  the  meaning  set  forth  in  ERISA  Sec.  4043.
      -----------------

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "Security  Interest"  means  any  mortgage,  pledge,  security  interest,
      ------------------
encumbrance,  charge,  or  other lien, other than: (a) mechanic's, materialmen's
                                       ----------
and similar liens arising by operation of law in the ordinary course of business with respect to obligations not yet delinquent, (b) liens for Taxes not yet due and payable, (c) liens arising under worker's compensation, unemployment Insurance, social security, retirement, and similar legislation, (d)liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g)other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Shareholder(s)"  has  the  meaning  set  forth  in  the  preface  above.
      --------------

     "Subsidiary"  means any corporation with respect to which another specified
      ----------
corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax"  means  any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, occupation, premium, environmental (including taxes under Code Sac. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax  Return"  means  any return, declaration, report, claim for refund, or
      -----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.     PURCHASE  AND  SALE  OF  COMPANY  SHARES
            ----------------------------------------

          a.   Subscription for Shares. Subject to the terms and conditions of
               -----------------------
this Agreement, on the Closing Date, Purchaser shall subscribe for and be issued by the Company Five Million (5,000,000) shares of the common stock of the Company (the "Company Shares"), which shall constitute fifty percent (50%) of the total issued and outstanding stock of the Company (including shares issued to Abacus or any other shareholder in connection with this transaction).

          b.   Consideration;  Payment.  The  purchase  price  for the Company
               -----------------------
Shares  shall  be  up to Three Million Dollars ($3,000,000), payable as follows:

               (i) One Million Dollars ($1,000,000) will be paid by the delivery of and performance under and pursuant to the terms and conditions of a Promissory Note in substantially the form attached hereto as
               Exhibit 2b(i) (the "Purchase Note") to be executed and delivered by Purchaser in favor of the Company. All amounts advanced by Upgrade to the Company prior to the Closing shall be credited against amounts due under the Purchase Note. All amounts advanced shall be disbursed by Jerry L. Smith ("Smith") in accordance with the provisions of section 7(c) hereto. Upgrade has previously advanced $150,000 to the Company and shall advance an additional $100,000 at Closing. Upgrade shall deliver to the Company at Closing the Promissory Note of the Company dated February 4, 1999 in the principal amount of $100,000, and shall release the security therefor.

               (ii) During the second twelve month period following the Closing Date, Upgrade will use its best efforts to enable the Company to raise up to Two Million Dollars ($2,000,000) (the "Raise"). The Raise may be in either the form of debt or equity securities of the Company, in Upgrade's sole discretion, provided, however, that the Raise shall not result in dilution to the Shareholders, except as set forth in subsection (iii) below. The Shareholders covenant and agree to cooperate with and to take all actions necessary or appropriate to enable Upgrade to fulfill its obligations under this paragraph.

               (iii) In the event that the Raise is in the form of equity, Upgrade shall have the right, in its sole discretion, to exchange with the Shareholders, on a pro rata basis, shares of Upgrade to the extent necessary to allow Upgrade to maintain at least a 50% ownership interest in the Company. For purposes of such exchange, shares of the Company t, hall be valued using a market capitalization of Five Million Dollars ($5,000,000) and shares of Upgrade shall be valued by averaging the closing between the bid and the ask price for the 20 trading days immediately prior to such exchange.

     3.     CLOSING.  The  closing  of  the  transactions  contemplated  by this
            -------
Agreement (the "Closing") shall take place at the offices of Monahan & Biagi, P.L.LC. in Seattle, Washington commencing at 11:00 a.m. local time on May 12, 1999 or such other date, time or place as the Parties may mutually determine and agree to (the "Closing Date").

     4.     REPRESENTATIONS  AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.
            -------------------------------------------------------------------
The Company and the Shareholders, jointly and severally, represent and warrant to the Purchaser and Upgrade that the statements contained in this Sec. 4 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule attached hereto. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception and the representation and warranty to which it relates with reasonable particularity. Without limiting the generality of the foregoing, the listing (or inclusion of a copy) of a document, or reference to a document, as an exhibit, schedule or otherwise part of this Agreement, may not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document itself). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Sec. 4.

          a.   Authorization  of  Transaction.    Each  of  the  Company and the
               ------------------------------
Shareholders has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company and each Shareholder, enforceable in accordance with its terms and conditions. Neither the Company nor any Shareholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          b.   [Intentionally  Omitted.]
               -------------------------

          c.   Brokers'  Fees.   Neither the Company nor any Shareholder has any
               --------------
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser or Upgrade could become liable or obligated.

          d.   Organization, Qualification and Corporate Power.   The Company is
               -----------------------------------------------
a corporation duly organized, validly existing, and in good standing under the laws of the state of Washington. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, each of which is identified in the Disclosure Schedule. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(d) of the Disclosure Schedule lists the directors and officers of the Company. The Company has delivered to the Purchaser and Upgrade correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Company are correct and complete, The Company is not in default under or in violation of any provision of its charter or bylaws.

          e.   Capitalization.    The  entire  authorized  capital  stock of the
               --------------
Company consists of 50,000,000 shares of Common Stock, .001 par value, and 10,000,000 shares of Preferred Stock, .001 par value of which Five Million (5,000,000) shares of Common Stock are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held beneficially and of record by the Shareholders in the amounts set forth in Sec.4(e) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

          f.   Noncontrevention.    Neither  the  execution and delivery of this
               ----------------
Agreement,  nor  the  consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company or any Shareholder is subject or any provision of the charter or bylaws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of such assets). Neither the Company nor any Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for notices, filings, authorizations, consents or appeals the failure of which to obtain would not have material Adverse Consequences.

          g.   Subsidiaries.    The  Company  has  no  Subsidiaries, and owns no
               ------------
interest  in  any  corporation,  partnership,  joint  venture  or  other entity.

          h.   Financial  Statements.    Attached hereto as Exhibit 4(h) are the
               ---------------------
following  financial  statements  (collectively  the  "Financial Statements"):
                                                       ---------

               (i) unaudited balance sheets and statements of income as of and for the fiscal years ended December 31, 1996, 1997 and 1998 (December 31, 1998 being the "MOST RECENT FISCAL YEAR END") for
                                              ----------------------------
               the Company; and

               (ii) unaudited balance sheets and statements of income (the "MOST
                                                                            ----
               RECENT  FINANCIAL  STATEMENTS")  as of and for the  three  months
               -----------------------------
               ended March 31, 1999 (the "MOST RECENT FISCAL MONTH END") for the
                                          ----------------------------
               Company.

The Financial Statements are, and all financial statements, balance sheets and similar financial information prepared by or for the Company from the Most Recent Fiscal Month End (the "Interim Financials") shall be, true, correct and complete in all material respects, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and consistent with the books and records of the Company (which books and records are correct and complete). The accounts receivable shown thereon are and shall be valid and collectible (net of reserves), subject to no offsets or defenses of any kind or nature, due and payable within thirty (30) days of invoice or in accordance with their terms, without resort to collection activity. All inventories shown on the Financial Statements and the Interim Statements are and shall be properly valued, and all reserves shown thereon are and shall be accurate.

          i.     Events  Subsequent  to  Most Recent Fiscal Month End. Since the
                 ----------------------------------------------------
Most Recent Fiscal Month End, there has not been any adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

               (i) the Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, in an amount of more than $5,000 other than for a fair consideration or in the Ordinary Course of Business;

               (ii) the Company has not entered into any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) either involving more than $5,000 or outside the Ordinary Course of Business or involving a contract for a term of more than one year;

               (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of business involving more than $5,000 to which the Company is a party or by which the Company is bound;

               (iv) the Company has not granted any Security Interest on any of its assets, tangible or intangible;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) involving more than $5,000 or which is outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

               (vii) the Company has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $5,000 singly or $5,000 in the aggregate or outside the Ordinary Course of Business;

               (viii) the Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

               (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

               (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the charter or bylaws of the Company;

               (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

               (xiii) the Company has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property involving an amount in excess of $5,000;

               (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees either involving more than $5,000 or outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

               (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) the Company has not granted any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

               (xviii) the Company has not adopted any (A)bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) contract, or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract, or commitment;

               (xix)  the  Company  has not made any  other  material  change in
               employment  terms  for  any  of  its  directors,   officers,  and
               employees outside the Ordinary Course of Business;

               (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

               (xxii) the Company has not committed to any of the foregoing in this Section 4(i) except as qualified above.

          j.   Undisclosed  Liabilities.    The  Company  does  not  have  any
               ------------------------
Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), none of which will be greater than the amount set forth and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arise out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand).

          k.   Tax  Matters.
               -------------

               (i) Each Shareholder and the Company have filed all Tax Returns that each was required to file. All such Tax Returns were correct and complete in all material respects, All Taxes owed by each of the Shareholders and the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

               (iii) No Shareholder or any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any Shareholder or the Company either (A) claimed or raised by any authority in writing, or (B) as to which any Shareholder or the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. Since the Company's incorporation, no Tax Returns have been audited, nor are any Tax Returns currently subject to audit. The Company has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

               (iv) Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed since the Company's incorporation. The Company has delivered to the
               Purchaser correct and complete copies of all federal income Tax Returns.

               (v) No Shareholder or the Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (vi) The Company has not filed a consent under Code Sec, 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G or 162(m). The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661. The Company is not a party to any Tax allocation or sharing agreement. The Company never has been (or has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group. The Company has never filed a consolidated return with any other affiliated company.

               (vii) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to the Company: (A) the basis of the Company in its assets; and (B)the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

               (viii) The unpaid Taxes of the Company do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

          l.   Tangible Assets.   The Company owns or leases all tangible assets
               ---------------
necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from Security Interests and defects (patent and latent), has been maintained in accordance with normal industry practice, is, to the best of the Company's and each Shareholder's Knowledge, in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. The Company has good and marketable title to all of its owned assets.

          m.   Real  Property.  The  Company  does  not  own  any real property.
               ---------------

          n.   Intellectual  Property.
               -----------------------

               (i) The Disclosure Schedule sets forth a complete list and brief description of each item of Intellectual Property owned or used by the Company. The Company owns or has adequate rights to use all Intellectual Property now or heretofore used in the conduct of its business, in each case free and clear of any and all liens, claims, pledges, encumbrances, charges, agreements, options or other restrictions. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all reasonably necessary action to protect each item of Intellectual Property that it owns or uses.

               (ii) The Company has not interfered with, infringed upon, misappropriated, or, to the best of the Company's or any Shareholder's Knowledge, otherwise come into conflict with any Intellectual Property rights of third parties, and no Shareholder or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of each Shareholder and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

               (iii) The Company has delivered to the Purchaser correct and complete copies of all registrations, applications and licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property that the Company owns:

                    (1) the Company possesses all right, title, and interest in and to the item;

                    (2) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                    (3) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (4) the Company has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 4(n) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has supplied the Purchaser with correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of used Intellectual Property.

                    (1)  the  license,  sublicense,   agreement,  or  permission
                    covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and is and will be in full force and effect on identical terms following the Closing;

                    (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration thereunder;

                    (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (5) with respect to each sublicense, the representations and warranties set forth in subsections (1) through (4) above are true and correct with respect to the underlying license;

                    (6) the  underlying  item of  Intellectual  Property  is not
                    subject  to  any  outstanding   judgment,   order,   decree,
                    stipulation, injunction, or charge;

                    (7) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or, to the Knowledge of any Shareholder and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (8) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          o.   Inventories.   The values at which the Inventories of the Company
               -----------
are shown on the Financial Statements and the Interim Statements have been and will be determined in accordance with the normal valuation policies of the Company and GAAP. The inventories of the Company shown on the Financial Statements or the Interim Financials consist only of Items of a quality and quantity commercially usable or salable in the ordinary course of business at the values reflected thereon and on the books of the Company, except for items of excess or obsolete material, all of which have been written down to realizable market value as of the date of the Most Recent Fiscal Month End or for which adequate reserves have been reflected on the Financial Statements and the Interim Statements in accordance with past practices.

          p.   Real  Property  Leases.   Section 4(p) of the Disclosure Schedule
               ----------------------
lists and describes briefly all real property leased or subleased to the Company. The Seller has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Sec. 4(p) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Sec. 4(p) of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

               (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (x) to the best of the Company's and each Shareholder's Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for (A) installments of special easements not yet delinquent, and (B) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          q.   Contracts.    Section  4(q)  of the Disclosure Schedule lists the
               ---------
following contracts, agreements, and other written arrangements to which the Company is a party;

               (i) any written arrangement (or group of related written arrangements) for the lease of real or personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

               (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $6,000;

               (iii) any written arrangement concerning a partnership or joint venture;

               (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v)  any  written  arrangement   concerning   confidentiality  or
               noncompetition;

               (vi) any written arrangement involving or between the Company. and any Shareholder or an Affiliate of any Shareholder;

               (vii)  any  written   arrangement  with  any  of  its  directors,
               officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

               (viii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company; or

               (ix) any other written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

The Company has delivered to the Purchaser a correct and complete copy of each written arrangement listed in Sec. 4(q) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect;
(B) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. The Company is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Sec. 4(q) of the Disclosure Schedule under the terms of this Sec. 4(q). No unfilled customer order or commitment obligating the Company to process, manufacture, or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No supplier of the Company has indicated within the past twelve months that it will stop, or decrease the rate of, supplying materials, products, or services to the Company, and no customer of the Company has indicated within the past twelve months that it will stop, or decrease the rate of, buying materials, products, or services from the Company.

          r.   Notes  and  Accounts  Receivable.    All  notes  and  accounts
               --------------------------------
receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date, as reflected in the Interim Statements.

          s.   Powers of Attorney.   There are no outstanding powers of attorney
               ------------------
executed  on  behalf  of  the  Company  or  any  Shareholder.

          t.   Insurance.    Section  4(t) of the Disclosure Schedule sets forth
               ---------
the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years:

               (i) the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss sharing arrangements.

The Company has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

          u.   Litigation.    The  Company  is  not  subject  to any unsatisfied
               ----------
judgment, order, decree, stipulation, injunction, or charge and is not a party or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Company, has not been threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          v.   Product  Warranty.    Each  product  manufactured,  sold, leased,
               -----------------
licensed or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4(v) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company's product lines (containing applicable guaranty, warranty, and indemnity provisions).

          w.   Product  Liability.    The Company has no Liability (and there is
               ------------------
no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, licensed or delivered by the Company prior to or as of the Closing Date.

          x.   Employees.    None  of  the directors and officers (and employees
               ---------
with responsibility for employment matters) of the Company, no key employee or group of employees has any plans to terminate employment with the Company, except as otherwise required by Purchaser at Closing. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. The Shareholders and the directors and officers (and employees with responsibility for employment matters) of the Company have no Knowledge of any organizational effort presently being made or threatened by or 0n behalf of any labor union with respect to employees of the Company.

          y.   Employee  Benefits.    Section  4(y)  of  the Disclosure Schedule
               ------------------
lists each Employee Pension Benefit Plan and Employee Welfare Benefit Plan that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company.

               (i) Each Employee Pension Benefit Plan and Employee Welfare Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

               (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-I's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Pension Benefit Plan and Employee Welfare Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments owed by the employer for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

               (iv) Each Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and a determination letter is being applied for with the IRS.

               (v) There have been no Prohibited Transactions with respect to any Employee Pension Benefit Plan and Employee Welfare Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Pension Benefit Plan and Employee Welfare Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Pension Benefit Plan and Employee Welfare Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company, threatened. The Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

               (vi) The  Company  has  delivered  to the  Purchaser  correct and complete copies of the plan documents and summary plan descriptions, Form 5500 Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

The Company does not contribute to, has never contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan, The Company has not incurred, and the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Company have no reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Company maintains or ever has maintained or to which it, or any related Company (as described In Code Section 414(b)(c) or (m), contributes, ever has contributed, or ever has been required to contribute. The Company does not maintain and has never maintained and does not contribute, has never contributed, and has never been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          z.   Guarantees.   The Company is not a guarantor and is not otherwise
               ----------
liable for any Liability or obligation (including indebtedness) of any other person.

          aa.  Environment,  Health,  and  Safety.
               -----------------------------------

               (i) No charge,  complaint,  action,  suit,  proceeding,  hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation. The Company has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety.

               (ii) The Company has no Liability (and there is no Basis related to the past or present operations, properties, or facilities of the Company for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

               (iii) The Company has no Liability (and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

               (iv) The Company has no Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety.

               (v) The Company has no Liability (and the Company has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Company giving rise to any Liability) for any illness of or personal injury to any employee.

               (vi) The Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including. rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

               (vii) All properties and equipment used in the business of the Company have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzo-furans, and Extremely Hazardous Substances.

               (viii) All product labeling of the Company has been in conformity
               with   applicable   laws   (including   rules   and   regulations
               thereunder).

               (ix) No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any. real property that the Company ever has owned or that the Company leases or ever has leased.

          bb.  Legal  Compliance.
               ------------------

               (i) The Company has complied with all laws (including rules and regulation, thereunder) of federal, state, local, and foreign governments (and all agencies thereof). No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

               (ii) The Company has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

               (iii) The Company has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the

Clayton Act, the Robinson-Patman Act, or the Federal Trade Commission Act, each as amended.

               (iv) The Company has not:

                    (1) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

                    (2) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                    (3) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office.

               (v) The Company has filed in a timely manner all reasonably required reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder) except for reports, documents and other materials, the failure of which to file would not have material Adverse Consequences.

               (vi) The  Company  has  possession  of all  material  records and
               documents  it  was  reasonably   required  to  retain  under  all
               applicable laws (including rules and regulations thereunder).

          cc.  Year  2000  Compliance.
               -----------------------

               (i) The Information Technology (as defined below) is Year 2000 Compliant (as defined below) and will not cause an interruption in the ongoing operations of the Company's business or give rise to liability due to a problem arising from a failure of the Information Technology relating to Year 2000 Compliance (as defined below).

               (ii) As used in this Agreement, "information Technology" means all software, hardware, firmware, telecommunications systems, network systems, embedded systems, and other systems or components of the Company's business or any products of the Company that utilize microprocessor technology.

               (iii) As used in this Agreement, "Year 2000 Compliant" and "Year 2000 Compliance" mean, with respect to Information Technology, that the Information Technology accurately processes date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between (a) September 9, 1999 and September 10, 1999; (b) the twentieth and twenty-first centuries; and (c) the years 1999 and 2000 and leap year calculations, to the extent that other hardware, software, firmware, network systems, embedded systems, telecommunications systems, and other systems or components used in combination with the Information Technology, properly exchanges date/time data with it, and the Information Technology hag been tested to verify these capabilities.

          dd.  Certain  Business  Relationships  With  the Company. Except as
               ---------------------------------------------------
disclosed, the Shareholders and any Affiliate of the Shareholders have not been involved in any business arrangement or relationship with the Company within the past 12 months, and the Shareholders and the Shareholders' Affiliates do not own any property or right, tangible or intangible, which is used in the business of the Company.

          ee.  Brokers'  Fees.  The Company has no Liability or obligation to
               --------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          ff.  Disclosure.  Without  limiting  the  foregoing, subject to the
               ----------
exceptions above, the representations and warranties contained in this Sec. 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Sec. 4 not misleading.

     5.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASER.  The  Purchaser
         ----------------------------------------------------
represents and warrants to the Company and the Shareholders that the statements contained in this Sec. 5 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date.

          a.     Organization  of  the Purchaser. The Purchaser is a corporation
                 -------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Washington.

          b.     Authorization  of Transaction. The Purchaser has full power and
                 -----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Purchaser has the power and authority to own the Company Shares acquired under this Agreement.

          c.     Noncontravention.  Neither  the  execution  and the delivery of
                 ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject. In addition, all governmental and other consents and approvals, if any, necessary to permit the confirmation of the transaction contemplated by this Agreement shall have been received.

          d.     Brokers' Fees.  The Purchaser has no Liability or obligation to
                 -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any Shareholder could become liable or obligated.

     6.     CONDUCT  AND  TRANSACTIONS  PRIOR  TO  CLOSING.
            -----------------------------------------------

          a.   Access  to  Records  and Properties.     The Company shall, and
               -----------------------------------
the Shareholders shall cause the Company to, give to Purchaser and Purchaser's counsel, accountants, lenders and their respective employees, agents and representatives such access (during normal business hours) to, and opportunity to examine, the books, records, files, documents, properties and assets of the Company end cause the officers end directors, employees, agents, representatives, legal counsel, accountants, auditors and actuaries of the Company to furnish such financial and operating data and other information as Purchaser shall from time to time reasonably request. Any investigation pursuant to this Sec.6(a) shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business and operations of the Company or with the confidentiality respecting the transactions contemplated by this Agreement.

          b.   Operation of the Company.   >From the date hereof to the Closing,
               ------------------------
except to the extent that the Purchaser shall consent in writing, the Company shall, and the Shareholders shall cause the Company to, operate its business in such a manner as would be the ordinary course consistent with recent past practice. Without limiting the generality of the foregoing, the Company shall;

               i. not merge or consolidate with any other entity, acquire any other business or entity, or agree to do any of the foregoing;

               ii. notify Purchaser of any significant loss of, damage to or destruction of any of its material properties or assets, whether or not covered by insurance or indemnity;

               iii. maintain in full force and effect all present insurance coverage and apply the proceeds received under any such coverage as a result of any loss of, damage to or destruction of any properties or assets to the repair, restoration or replacement thereof;

               iv. use its reasonable efforts to preserve the present managerial employees, reputation and business relationships of the Company with persons and entities having business dealings with them; and

               v. refrain from taking any action which (if not remedied) would render any representation and warranty contained in Section 4 inaccurate at and as of the Closing Date, and shall promptly advise Purchaser of any such event or circumstance.

          c.   Best  Efforts  to Satisfy Conditions.   Purchaser and Company and
               ------------------------------------
the Shareholders shall use their best efforts to cause the conditions to the Closing set forth in Section 8 hereof to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

     7.     POST-CLOSING  COVENANTS.
            ------------------------

     The Parties agree as follows with respect to the period following the Closing.

          a.   General.    In  case  at  any  time after the Closing any further
               -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Sec. 9 below).

          b.   Litigation  Support.    in the event and for so long as any Party
               -------------------
actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i)any transaction contemplated under this Agreement, or (ii)any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sec. 9 below).

          c.   Disbursements  of  Purchase  Note  Advances.   Advances under the
               -------------------------------------------
Purchase Note shall be paid to an account of which Smith is the sole signatory, and shall be disbursed by Smith to the Company only in accordance with the budget attached hereto as Exhibit 7(c), or as otherwise consented to by Purchaser.

     8.     CONDITIONS  TO  OBLIGATION  TO  CLOSE.
            --------------------------------------

          a.   Conditions  to  Obligation  of the Purchaser:   The obligation of
               --------------------------------------------
the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i. the representations and warranties set forth in Sec.4 above shall be true and correct in all material respects at and as of the Closing Date;

               ii. the Company and the Shareholders shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

               iii. the Company shall have obtained all the necessary third party consents before the Closing Date;

               iv. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C)affect adversely the right of the Purchaser to own the Company Shares and to exercise all rights as a shareholder of the Company (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

               v. there shall have been elected to the Board of Directors, the following slate of members: John French, John Springett, Jerry L. Smith and Daniel Bland;

               vi. The Shareholders' Agent Agreement, attached as Exhibit 10(p) and as described in Section 10(p) shall have been executed and delivered by the Shareholders and the Shareholders' Agents, as contemplated therein;

               vii. There shall have been delivered to Purchaser the legal opinion of Egger Betts Austin PLLC, counsel for the Shareholders, with respect to the matters set forth in Sections 4(a),(d) and
               (e);

               viii. all actions to be taken by the Company or the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satin, factory in form and substance to the Purchaser; and

               ix. the Purchaser and its agents and representatives shall have had the opportunity to complete a due diligence investigation of the business, assets, liabilities, properties and financial condition and prospects of the Company and its subsidiaries, including without limitation, a review of the Financial Statements, books and records, products, inventory, customers, suppliers, facilities, employment matters, intellectual property ownership and stock records of the Company, and the Purchaser shall be completely satisfied, in its sole discretion, with the results of its due diligence investigation.

The Purchaser may waive any condition specified in this Sec. 8(a) if it executes a writing so stating at or prior to the Closing.

          b.   Conditions  to Obligation of the Company. The obligation of the
               ----------------------------------------
Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i. the representations and warranties set forth in Sec.5 above shall be true and correct in all material respects at and as of the Closing Date;

               ii. the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               iii. no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would
               (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B)cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect); and

               iv. all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to affect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

The Company and the Shareholders may waive any condition specified in this Sec. 8(b) if they execute a writing so stating at or prior to the Closing.

     9.     REMEDIES  FOR  BREACHES  OF  THIS  AGREEMENT.
            ---------------------------------------------

          a.     By  the  Shareholders.  >From  and  after the Closing Date, the
                 ---------------------
Shareholders, jointly and severally, shall indemnify the Purchaser against, and hold the Purchaser harmless from, any and all losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, the Company or the Purchaser resulting from, relating to or arising out of:

               i. any breach of any of the representations or warranties of the Shareholders and the Company set forth in Article 4 hereof or any other document or instrument executed and delivered in connection herewith (the "Transaction Documents");

               ii.  any  breach  of  any  covenant  or  agreement  made  by  the
               Shareholders   or  the  Company  under  this   Agreement  or  the
               Transaction Documents;

               iii. any loss or obligation that arises from an event that occurred, or circumstances that arose, prior to the Closing Date involving the Company, including events and circumstances disclosed herein.

The Shareholders shall have no liability under this Section 9(a) or otherwise in connection with the transactions contemplated by this Agreement unless the Purchaser gives reasonably prompt written notice to the Shareholders' Agents asserting a claim for losses, including reasonably detailed specific facts and circumstances pertaining thereto.

          b.   By Purchaser.   >From and after the Closing Date, Purchaser shall
               ------------
indemnify the Shareholders against, and hold the Shareholders harmless from, any and all losses directly or indirectly incurred, suffered, sustained or required to be paid by, or sought to be imposed upon, the Shareholders or the Company resulting from, relating to or arising out of:

               i. any breach of any representations or warranties of Purchaser set forth in Article 5 hereof or the Transaction Documents;

               ii. any breach of any covenant or agreement made by Purchaser under this Agreement or the Transaction Documents.

The Purchaser shall have no liability under this Section 9(b) or otherwise in connection with the transactions contemplated by this Agreement unless the Shareholders' Agents give reasonably prompt written notice to Purchaser asserting a claim for losses, including reasonably detailed specific facts and circumstances pertaining thereto.

          c.   "Losses"  Defined.    In  this Agreement, the term "Losses" means
                ----------------
and includes all losses, claims, liabilities, damages, judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any reasonable legal fees and costs and expenses incurred after the Closing Date in defense or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed against the indemnified party and whether or not the indemnified party is made or becomes a party to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

          d.   Notice  of  Claims.    With respect to any matter as to which any
               ------------------
person or entity (the "Indemnified Person") is entitled to indemnification from any other person or entity (the "Indemnifying Person") under this Article 9, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Article 9, then an Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the indemnified Person. Neither an indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other party hereto and for purposes of this provision the "other party hereto" shall be: (a) Purchaser, for any Indemnified Person or Indemnifying Person who is a Sellers' Indemnified Person; and (b) the Shareholders' Agents, for any Indemnified Person or Indemnifying Person who is a Purchaser's Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned.

          e.   Survival  of  Provisions.
               -------------------------

               i. All representations and warranties contained herein or made pursuant to this Agreement shall survive the Closing.

               ii. All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall not survive the Closing and shall be deemed to have been waived by the party for whose benefit the covenant or agreement exists. All other covenants and agreements contained in or made pursuant to this Agreement (including
               Section 9(a) and 9(b) shall survive the Closing so long as any claim is made in respect of such matters under any applicable statute of limitations.

          f.   Determination  of  Loss.  The  Parties  shall  make appropriate
               -----------------------
adjustments for the time cost of money (using the Applicable Rate as the discount rate) in determining the amount of loss for purposes of this Sec. 9.

          g.   Other  Indemnification  Provisions;  Offsets.  The  foregoing
               --------------------------------------------
indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant. Purchaser shall be entitled to offset against any amounts payable by

Purchaser or the Company to the Company or the Shareholders, as the case may be, pursuant to this transaction or otherwise, any amounts owing to Purchaser hereunder.

          h.   Effect of Director and Officer Indemnification  on  Shareholders'
               -----------------------------------------------------------------
Indemnification  Obligation.  For  the purposes of this Section 9, any claim for
---------------------------
indemnification asserted by the Shareholders or the Shareholders' Affiliates or employees relating to service as a current or former director or officer or employee of the Company against the Company (either based on a contractual right, on the Company's Articles of Incorporation or Bylaws or on applicable state law) arising out of claims related to acts or omissions occurring on or before Closing shall be indemnified by the Shareholders.

     10.     MISCELLANEOUS.
             --------------

          a.   Press-Releases  and  Announcements.  The  Company  and  the
               ----------------------------------
Shareholders shall not issue any press release or announcement relating to the subject matter of this Agreement prior to the closing without the prior written approval of the Purchaser.

          b.   No  Third  Party Beneficiaries.   This Agreement shall not confer
               ------------------------------
any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          c.   Entire  Agreement.    This  Agreement  (including  the  documents
               -----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related In any way to the subject matter hereof.

          d.   Succession and Assignment.   This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Shareholders; provided, however, that
                                                         --------  -------
the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

          e.   Counterparts.    This  Agreement  may  be executed in one or more
               ------------
counterparts and by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          f.   Headings.   The section headings' contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          g.   Notices.    All  notices,  requests,  demands,  claims, and other
               -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


        If to the Purchaser or to the             Copy to:
        -----------------------------             -------
        Company after Closing:
        ----------------------


        Daniel Bland                              Susan E. Lehr, Esq,
        CTI ACQUISITION CO.                       Monahan & Biagi, P.L.L.C.
        5535 Peregrine Way                        701 - 5th Avenue, Suite
        Blaine, WA 98230                          5700
        Fax No: (360) 354-8513                    Seattle, WA 98104
                                                  Fax No: (206) 587-5710

        If to the Purchaser or to the             Copy to:
        -----------------------------             -------
        Company after Closing:
        ----------------------


        John A. French                            Robert I. Betts, Esq.
        CENTURION                                 Egger Betts Austin, P.L.L.C.
        TECHNOLOGIES, INC.                        11120 NE Second Street
        t 5655 NE 85th Street, Suite 2            Suite 200
        Redmond, WA 98052                         Bellevue, WA 98004
        Fax No: (425) 558-9336                    Fax No:(425) 450-3310


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          h.     Resolution of Disputes. The Parties agree that, in the event of
                 ----------------------
a dispute between them, arising from, concerning or in any way related to this Agreement, the Parties shall undertake good faith efforts to negotiate the resolution of the matter amicably between them for a period of no longer than thirty (30) days following written notice of the dispute provided by either Party. If these negotiations prove to be unsuccessful for any reason, either Party may initiate a court action.

          i.     Amendments  and  Waivers. No amendment of any provision of this
                 ------------------------
Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Shareholders' Agents. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          j.     Severability.  Any  term or provision of this Agreement that is
                 ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment maybe appealed.

          k.     Expenses.  Each  of  the  Parties  will  bear its own costs and
                 --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Shareholders agree that the Company has not borne and will not bear any of the Shareholders' costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

          l.     Construction.  The  language  used  in  this  Agreement will be
                 ------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          m.     Incorporation  of  Exhibits  and  Schedules.  The  Exhibits and
                 -------------------------------------------
Schedules Identified in this Agreement are incorporated herein by reference and made a part hereof.

          n.     Specific  Performance.  The  Shareholders,  the  Company  and
                 ---------------------
Purchaser each acknowledge and agree that the other Party(ies) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Shareholders, the Company and Purchaser agree that a Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in addition to any other remedy to which they may be entitled at law or in equity.

          o.     Currency.  All  dollar  amounts  used  in this Agreement are in
                 --------
United  States  dollars.


                  [Remainder of page intentionally left blank]

          p.     Shareholders,  Agents.  Shareholders,  pursuant  to  the
                 ---------------------
Shareholders Agent Agreement attached hereto as Exhibit 10(p), have appointed and authorized John C. French and Edward P. Rich as the Shareholders' Agents to act on their individual behalves with respect to all matters concerning the transactions contemplated in the Transaction Documents. In dealing with or communicating with the Shareholders, Purchaser shall be entitled to rely on the representations, agreements and actions of the Shareholders' Agents. Notices given to or other actions taken with respect to the Shareholders' Agents by Purchaser for the benefit of the Shareholders as contemplated hereby or the other Transaction Documents shall be deemed made, taken or delivered to each of the Shareholders. Purchaser and the Company shall be third party beneficiaries of the Shareholders' Agent Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

CENTURION  TECHNOLOGIES,  INC.

     /s/:  John  A.  French                 /s/  Edward  P.  Rich
------------------------------------        ------------------------------------
John  A.  French,  President                Edward  P.  Rich



     /s/:  John  A.  French                 /s/  Brandon  S.  Gary
------------------------------------        ------------------------------------
John  A.  French,  President                Brandon  S.  Gary



     /s/  Robert  D.  Highley,  Md          /s/  Perry  B.  Highley  6/10-99
------------------------------------        ------------------------------------
Robert  D.  Highley,  Md                    Perry  B.  Highley



     /s/  Dale  D.  Smith                   /s/  James  Feeley
------------------------------------        ------------------------------------
Dale  D.  Smith                             James  Feely



     /s/  David  J.  Lee                    /s/  Celia  Gainer
------------------------------------        ------------------------------------
David  J.  Lee                              Celia  Gainer

                                            /s/  Jon  E.  Fleming
------------------------------------        ------------------------------------
Ronald  E.  Coulter                         Jon  E.  Fleming



                                            CARDIAC  DIMENSIONS,  INC.

     /s/  Catherine  Peters  6-8-99
------------------------------------
Catherine  Peters

                                            By  /s/  Karen  Bradley
                                              ----------------------------------
                                            Karen  Bradley,  its  President



     /s/  Gilbert Peters 6-8-99             CARDIOTHORACIC  SURGEONS
------------------------------------        401K  Saving  Plan  &  Trust  FOB
Gilbert  Peters



     /s/  John  C. Springett 6/16/99        By
------------------------------------          ----------------------------------
John  C.  Springett                           Kari  J.  Vitkainen



PURCHASER:

CTI  ACQUISITION  CORPORATION


     /s/  Daniel  Bland
------------------------------------
     Daniel  Bland,  President


ABACUS  CAPITAL  L  L.C.                    UPGRADE  INTERNATIONAL  CORP.


By     /s/  Jerry  L.  Smith                By  /s/  Daniel  Bland
------------------------------------          ----------------------------------
       Jerry  L.  Smith,  Manager             Daniel  Bland,  President